News Release

Wednesday, January 26, 2005

Gannett Co., Inc. Releases December Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the twelfth period ended December 26, 2004 increased 4.7 percent resulting from solid demand for local and classified advertising in the newspaper segment. For comparison purposes, the continued increase in the exchange rate of Sterling year-over-year affected results for the company's UK operations. If the exchange rate had remained constant year-over-year, total pro forma operating revenues would have increased 3.2 percent for the period.

December

Pro forma (assuming that all properties presently owned were owned in both periods) newspaper advertising revenues in December increased 5.4 percent compared with 2003's twelfth period on a 3.5 percent decline in ROP volume and a 2.9 percent advance in preprint distribution. If the exchange rate had remained constant year-over-year, total pro forma newspaper advertising revenues would have increased 3.8 percent.

Pro forma local advertising revenues rose 5.4 percent on a 3.1 percent decline in ROP ad volume in December. The performance of the company's small and medium-sized advertisers in its domestic newspapers outpaced the revenue performance of its largest advertisers. In the U.S., across all products, local ad revenue gains were achieved in the department store, grocery, health, financial and telecommunications categories while the furniture, consumer electronics, entertainment, restaurant and home improvement categories lagged last year's comparable period. On a constant currency basis, pro forma local advertising would have been 4.3 percent higher.

Pro forma classified revenues advanced 7.6 percent in the twelfth period on a 3.5 percent decline in ROP ad volume. On a constant currency basis, pro forma classified revenues would have increased 4.7 percent for December. Employment revenues increased 20.9 percent, real estate revenues were up 8.6 percent, and automotive declined 7.8 percent compared to last year's twelfth period. On a constant currency basis, employment and real estate revenues would have increased 16.7 percent and 5.8 percent, respectively, while automotive would have decreased 9.2 percent.

Pro forma national advertising revenues in December rose 1.5 percent on a 7.5 percent decline in ad volume. National volume at the company's local domestic newspapers fell 4.3 percent in the period. USA WEEKEND, our weekly newspaper, experienced higher national ad revenues in the period. While our revenue statistics include USA WEEKEND's results, their ad volume is not included in the linage numbers. At USA TODAY, advertising revenues were 5.3 percent lower on a 17.5 percent decline in paid ad pages to 434 from 526. For the twelfth period, at USA TODAY, strength in the retail, technology, automotive and entertainment categories was more than offset by weakness in the travel, pharmaceutical and telecommunications categories. On a constant currency basis, national advertising would have increased 0.7 percent for the twelfth period.

Pro forma broadcasting revenues, which include Captivate, rose 1.5 percent in the period. Television revenues were 0.4 percent higher with national revenues up 0.5 percent and local revenues up 0.7 percent.

Fourth Quarter

For the fourth quarter of 2004, total pro forma operating revenues were up 6.2 percent and would have increased 4.9 percent on a constant currency basis.

Newspaper advertising revenues, on a pro forma basis, for the fourth quarter increased 5.5 percent and would have increased 4.0 percent on a constant currency basis.

For the fourth quarter, pro forma local advertising rose 5.2 percent and would have advanced 4.3 percent on a constant currency basis.

Pro forma classified revenues for the quarter increased 8.7 percent and on a constant currency basis would have been 6.0 percent higher. Employment revenues were up 18.3 percent, real estate was up 10.4 percent while auto was down 5.2 percent. On a constant currency basis for the quarter, employment and real estate would have increased 14.3 percent and 7.7 percent, respectively, while auto would have declined 6.5 percent.

Pro forma national advertising was flat for the fourth quarter. If the exchange rate had remained constant year-over-year, national advertising would have decreased 0.7 percent. At USA TODAY advertising revenues declined 5.3 percent in the fourth quarter reflecting a 16.8 percent decline in paid advertising pages to 1,315 compared to 1,580 in the year-ago period. For the full year, USA TODAY's paid pages numbered 4,763 versus 4,918 last year while ad revenues were 6.6 percent higher than last year.

Pro forma broadcasting revenues rose 17.0 percent and television revenues increased 16.2 percent for the quarter benefiting from strong election-related advertising demand. Based on current pacings, television revenues for the first quarter of 2005 would be below last year's first quarter results in the low to mid single digits. This is due, in part, to the absence of Super Bowl related advertising on our CBS affiliates and political advertising that benefited the first quarter of 2004.

*           *           *

In addition to the revenue and statistical summary, attached is a chart which shows the consolidated Gannett Online audience share for December from Nielsen//NetRatings. In December, Gannett's domestic Websites had over 18 million unique visitors reaching 12.1 percent of the Internet audience. In the UK, Newsquest's online audience in December totaled 3.1 million unique visitors with 29.7 million page impressions.

The pro forma advertising and circulation revenue statistics include the results of Captivate (acquired in April 2004), NurseWeek (acquired in February 2004), Clipper Magazine (acquired in October 2003), the SMG (Newsquest's Scottish Media Group) publishing business and the Texas-New Mexico Newspapers Partnership as if they had been owned in both years. Ad linage for Newsquest, Clipper and NurseWeek are not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics.

Prior to 2004, the company had included online revenues in the classified advertising revenue total but not in the specific classified categories of help wanted, automotive and real estate. Print and online ad revenues are now reported on a combined basis to calculate the percentage changes in these categories. Results for each period of 2003 have been reclassified to reflect this change.

Gannett Co., Inc. is a leading international news and information company that publishes 101 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns more than 600 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 21 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact: Jeff Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

#            #           #

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY

                      Period 12 (November 29, 2004 - December 26, 2004)
                                                                    %
                          2004           2003           CHANGE    CHANGE
REVENUES:
Advertising:
Local               $  196,113,000 $  186,092,000 $   10,021,000    5.4
National                70,356,000     69,314,000      1,042,000    1.5
Classified             136,233,000    126,580,000      9,653,000    7.6
        ------------   ------------    -----------   ----
Total Advertising   $  402,702,000 $  381,986,000 $   20,716,000    5.4

Circulation            100,032,000     97,595,000      2,437,000    2.5
Other revenue           37,478,000     34,700,000      2,778,000    8.0
Broadcasting            56,534,000     55,712,000        822,000    1.5
          ------------   ------------    -----------   ----
Total Revenue       $  596,746,000 $  569,993,000 $   26,753,000    4.7
         ============   ============    ===========   ====

VOLUME:
Newspaper Inches:
Local                    3,420,627      3,529,959       (109,332)  (3.1)
National                   321,351        347,306        (25,955)  (7.5)
Classified               4,089,889      4,236,989       (147,100)  (3.5)
        ------------   ------------    -----------   ----
Total ROP                7,831,867      8,114,254       (282,387)  (3.5)
        ============   ============    ===========   ====
Preprint Distribution
  (in thousands)  1,226,188      1,191,516         34,672    2.9
        ============   ============    ===========   ====

NET PAID CIRCULATION:
Morning (w/USAT)         6,812,623      6,901,539        (88,916)  (1.3)
Evening                  1,163,678      1,201,250        (37,572)  (3.1)
        ------------   ------------    -----------   ----
Total Daily              7,976,301      8,102,789       (126,488)  (1.6)
        ============   ============    ===========   ====
Sunday                   6,771,266      6,956,037       (184,771)  (2.7)
        ============   ============    ===========   ====

                      Year-to-Date through December 26, 2004
                                                                    %
                          2004           2003           CHANGE    CHANGE
REVENUES:
Advertising:
Local               $2,086,980,000 $1,969,230,000  $ 117,750,000    6.0
National               788,418,000    737,694,000     50,724,000    6.9
Classified           2,045,361,000  1,835,462,000    209,899,000   11.4
      --------------  -------------  -------------   -----
Total Advertising   $4,920,759,000 $4,542,386,000  $ 378,373,000    8.3

Circulation          1,237,971,000  1,219,869,000     18,102,000    1.5
Other revenue          409,181,000    387,916,000     21,265,000    5.5
Television             824,202,000    730,126,000     94,076,000   12.9
      --------------  -------------  -------------   -----
Total Revenue       $7,392,113,000 $6,880,297,000  $ 511,816,000    7.4
                    ==============  =============  =============   =====

VOLUME:
Newspaper Inches:
Local                   37,865,146     37,950,319        (85,173)  (0.2)
National                 4,168,509      4,068,182        100,327    2.5
Classified              59,848,558     58,908,751        939,807    1.6
        ------------  -------------  -------------  -----
Total ROP              101,882,213    100,927,252        954,961    0.9
        ============  =============  =============  =====
Preprint Distribution
  (in thousands) 11,706,761     11,347,133        359,628    3.2
        ============  =============  =============  =====

NET PAID CIRCULATION:
Morning (w/USAT)         7,086,591      7,079,564          7,027    0.1
Evening                  1,206,792      1,237,862        (31,070)  (2.5)
        ------------  -------------  -------------   -----
Total Daily              8,293,383      8,317,426        (24,043)  (0.3)
        ============  =============  =============   =====

Sunday                   6,866,019      7,026,405       (160,386)  (2.3)
        ============  =============  =============   =====

Note:  The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues.  Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.

       The above revenue amounts and statistics have been restated to include all companies presently owned including Captivate (acquired in April
       2004), NurseWeek (acquired in February 2004), Clipper Magazine (acquired in late October 2003), SMG Publishing (acquired in April 2003) and 100%
       of the Texas-New Mexico Newspapers Partnership (established in March
       2003). Captivate is a national news and entertainment network that delivers programming and full motion video advertising through wireless digital video screens in the elevators of premier office towers. Captivate is included above in Broadcasting revenue. NurseWeek is a multimedia company with print publications focused on the recruitment, recognition and education of nurses. Clipper Magazine is a direct-mail advertising magazine company publishing over 345 individual market editions in 24 states, which are mailed to over 100 million American homes annually.
       SMG Publishing consists of three Scottish newspapers: The Herald,
       Sunday Herald and Evening Times; eleven specialty consumer and business-to-business magazine titles; and an online advertising and content business.

       Newsquest (which includes SMG Publishing) is a regional newspaper publisher in the United Kingdom with more than 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's seventeen paid daily newspapers are included above. Circulation volume statistics for Sunday Herald are included above in the Sunday statistics. Circulation volume statistics for
       Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for Newsquest publications is not reflected above.

       Circulation volume and advertising linage statistics for non-daily products, including NurseWeek and Clipper Magazine are not reflected above.

       Certain online advertising revenues in 2003 have been reclassified to conform with the 2004 presentation. There was no effect on total revenues.

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY

                          4th Quarter 2004 (September 27 - December 26, 2004)

                                                                           %
                             2004            2003           CHANGE      CHANGE
REVENUES:
Advertising:
Local                 $   595,688,000 $   566,040,000  $   29,648,000     5.2
National                  219,362,000     219,383,000         (21,000)   (0.0)
Classified                484,626,000     445,926,000      38,700,000     8.7
                       --------------  --------------   -------------    ----
Total Advertising     $ 1,299,676,000 $ 1,231,349,000  $   68,327,000     5.5

Circulation               314,500,000     306,676,000       7,824,000     2.6
Other revenue             114,840,000     110,452,000       4,388,000     4.0
Broadcasting              233,395,000     199,550,000      33,845,000    17.0
                       --------------  --------------   -------------    ----
Total Revenue         $ 1,962,411,000 $ 1,848,027,000  $  114,384,000     6.2
                       ==============  ==============   =============    ====

VOLUME:
Newspaper Inches:
Local                      10,540,638      10,690,387        (149,749)   (1.4)
National                    1,104,333       1,134,637         (30,304)   (2.7)
Classified                 14,491,543      14,635,949        (144,406)   (1.0)
                       --------------  --------------   -------------    ----
Total ROP                  26,136,514      26,460,973        (324,459)   (1.2)
                       ==============  ==============   =============    ====
Preprint Distribution
    (in thousands)          3,508,229       3,419,079          89,150     2.6
                       ==============  ==============   =============    ====

Note:  The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues. Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.

       The above revenue amounts and statistics have been restated to include all companies presently owned including Captivate (acquired in April
       2004), NurseWeek (acquired in February 2004), Clipper Magazine (acquired in late October 2003), SMG Publishing (acquired in April 2003) and 100%
       of the Texas-New Mexico Newspapers Partnership (established in March
       2003). Captivate is a national news and entertainment network that delivers programming and full motion video advertising through wireless digital video screens in the elevators of premier office towers. Captivate is included above in Broadcasting revenue. NurseWeek is a multimedia company with print publications focused on the recruitment, recognition and education of nurses. Clipper Magazine is a direct-mail advertising magazine company publishing over 345 individual market editions in 24 states, which are mailed to over 100 million American homes annually.
       SMG Publishing consists of three Scottish newspapers: The Herald,
       Sunday Herald and Evening Times; eleven specialty consumer and business-to-business magazine titles; and an online advertising and content business.

       Newsquest (which includes SMG Publishing) is a regional newspaper publisher in the United Kingdom with more than 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's seventeen paid daily newspapers are included above. Circulation volume statistics for Sunday Herald are included above in the Sunday statistics. Circulation volume statistics for
       Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for Newsquest publications is not reflected above.

       Circulation volume and advertising linage statistics for non-daily products, including NurseWeek and Clipper Magazine are not reflected above.

       Certain online advertising revenues in 2003 have been reclassified to conform with the 2004 presentation. There was no effect on total revenues.

Gannett Online Internet Audience
December 2004

Nielsen//NetRatings

Home/Work Panel Combined

	Unique Visitors Per Month	Percentage Reach of Internet Audience
Gannett Online	18,105,000	12.1%